Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto and American Stock Exchanges

NEWS

Vista Gold Corp. Announces Gold Resource Estimate for the Mt. Todd Gold Project, Northern Territory, Australia, and General Update

Denver, Colorado June 26, 2006 — Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to announce that a mineral resource analysis for the Batman deposit at the Mt. Todd gold mine was completed on June 26, 2006, by Gustavson Associates of Boulder, Colorado, in accordance with Canadian National Instrument 43-101 standards under the direction of Mr. John Rozelle, an independent Qualified Person, utilizing standard industry software and resource estimation methodology. The resource analysis report includes the results of 91,225 assay intervals from 730 drill holes (225 core, 435 reverse circulation and 70 rotary drill holes) done by BHP Resources Pty Ltd., Zapopan NL and Pegasus Gold Australia Pty Ltd. (“Pegasus”) with assaying by Australia Assay Laboratories in Pine Creek and Alice Springs, Classic Comlabs in Darwin and Pegasus’ onsite lab. Pegasus mined part of the Batman deposit from 1993 to 1997, and a joint venture comprising Multiplex Resources Pty Ltd. and General Gold Resources Ltd. mined the deposit from 1999 to 2000 (for additional historical information and details on Vista’s acquisition of the Mt. Todd gold mine, please see the Company’s press release of February 28, 2006).

The Mt. Todd project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline. The Batman deposit geology consists of a sequence of hornfelsed interbedded greywackes and shales with minor thin beds of felsic tuff. Bedding consistently strikes at 325o, dipping 40 to 60o to the southwest. Northerly trending sheeted quartz sulfide veins and joints striking at 0 to 20o and dipping 60o to the east are the major location for mineralization in the Batman deposit. The veins are 0.04 to 4 inches in thickness with an average thickness of around 0.4 inches and occur in sheets with up to 6 veins per horizontal foot. These sheeted veins are the main source of gold mineralization in the Batman deposit. In general, the Batman deposit is 4,800 to 5,100 feet in length by 1,200 to 1,500 feet in true width and 1,500 to 1,800 feet in known down-dip extension (the deposit is open along strike and at depth).

The deposit has a drill hole spacing that varies from 80 feet by 80 feet to 260-330 feet by 260-330 feet and generally averages 160 feet by 160 feet. All assaying was by fire assay on 50-gram charges. It is the opinion of Gustavson Associates that quality control and quality assurance methods employed by the various companies working at Mt. Todd were standard at the time of the work, and the work including quality control and quality assurance methods has been audited several times by independent consultants.

Based on the resource analysis report, the gold resources for the Batman deposit, reported at a cutoff grade of 0.015 ounces of gold per ton are:

	Short Tons (000s)	Grade (ounces per ton)	Contained Gold Ounces
Measured resources 1)	20,306	0.028	576,130
Indicated resources 1)	41,840	0.028	1,181,620
Measured and indicated resources 1)	62,146	0.028	1,757,750
Inferred resources 2)	55,174	0.027	1,503,194

1) Cautionary Note to U.S. Investors concerning estimates of Measured and Indicated Resources: This table uses the terms “measured resources and indicated resources”. We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize them. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

2) Cautionary Note to U.S. Investors concerning estimates of Inferred Resources: This table uses the term “inferred resources”. We advise U.S. investors that while this term is recognized and required by Canadian regulations, the U.S. Securities and Exchange Commission does not recognize it. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. U.S. investors are cautioned not to assume that any part or all of an inferred resource exists or is economically or legally minable.

On June 15, 2006, pursuant to the agreements entered into by the Company in connection with its acquisition of the Mt. Todd mine, as previously disclosed, the Mt. Todd project mineral leases were transferred to Vista’s Australian subsidiary, Vista Gold Australia Pty. Ltd., and Vista completed the purchase on June 16, 2006, when funds held in escrow were released to the sellers. Vista has commissioned a scoping technical and economic review of the mine and plans to have this completed during 2006. The Company has initiated a comprehensive environmental review including a review of surface water management procedures and completed an initial metallurgical study that could result in improved processing technology. Vista plans to initiate a drill program during 2006 to infill areas classified as inferred resources with the intention of upgrading as much inferred resource as possible to the measured and indicated categories, to add additional ounces to the resources if possible and to obtain samples for metallurgical testing to confirm the flowsheet described in the preliminary metallurgical report.

In other news, the Company has initiated a core drilling program at the Awak Mas gold deposit in Indonesia designed to upgrade inferred gold resources to the measured and indicated categories and add to the resources, if possible. Vista has commissioned a resource modeling study to review past work and upgrade the tenor of the ore through elimination of dilution where possible. At the Paredones Amarillos gold property in Mexico, the Company is planning to update environmental permits to ready the project for possible production. In Nevada, the Company continues to consider alternative approaches to realize value inherent in Vista’s assets.

Mike Richings, Vista President and CEO, stated “The completion of the resource estimate under 43-101 standards is the first step in getting Mt. Todd ready to go back into production. We believe the changes to the processing of the ore we are proposing will remedy the technical issues that hampered previous producers at Mt. Todd. The environmental study and the scoping economic study should provide us with information about the price of gold necessary to make Mt. Todd an economic success and to eventually close the mine in an environmentally acceptable manner. Meanwhile, other projects are moving forward, especially Awak Mas and Paredones Amarillos. And we are actively considering strategies to effectively realize value for our shareholders from our Nevada properties.”

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Amayapampa project in Bolivia, the Awak Mas project in Indonesia, and the Mt. Todd project in Australia.

The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation’s periodic reports, including its latest annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.